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                                                                  EXHIBIT 10.60


March 31, 1999

Harvey Comics, Inc.
1999 Avenue of the Stars
Suite 2050
Los Angeles, CA 90067

Attention: Michael Hope

Dear Mr. Hope:

We are pleased to advise you that City National Bank ("CNB") has approved the credit accommodation ("Facility") described below.

This commitment letter is neither meant to be, nor shall it be construed as, an attempt to define all of the terms and conditions involved in this financing. Rather, it is intended only to outline certain of the basic points of our understanding around which the final terms and documentation are to be structured. CNB has not determined the entire range of provisions that may be required in the final loan documentation, and therefore, further negotiations adding to or modifying the general scope of these basic terms shall not be precluded by the issuance of this commitment letter and its acceptance by Borrower. CNB's commitment to make the Facility available is subject to the execution of definitive loan documentation acceptable to CNB and its counsel.

The general terms and conditions of this commitment letter and around which the Facility shall be structured are as set forth below.

BORROWER                           Harvey Comics, Inc.

AMOUNT AND TYPE OF FACILITY        A Revolving Line of Credit up to a principal
                                   amount of $2,500,000.00.

PURPOSE                            General working capital.

MATURITY                           April 30, 1999.

AVAILABILITY                       Borrowing and reborrowing up to a maximum at
                                   any one time outstanding of $2,500,000.00 permitted from the date the Revolving Line of Credit is extended to (but excluding)
                                   April 30, 1999.

PRINCIPAL AND INTEREST REPAYMENT   Interest only until maturity; entire
                                   principal amount and interest due on
                                   April 30, 1999. Interest shall be payable monthly in arrears.

INTEREST RATE                      A fluctuating rate equal to CNB's Prime Rate
                                   (as in effect from time to time) plus 1.00%.

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Mr. Michael Hope
Harvey Comics, Inc.
March 31, 1999
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COMMITMENT FEE                     A non-refundable fee equal to $25,000.00,
                                   due and payable in full upon execution of formal loan documentation.

GENERAL CONDITIONS

INTEREST CALCULATIONS              Interest shall be calculated on a 360-day
                                   year, actual days elapsed basis.

COLLATERAL                         A security interest of first priority on all
                                   personal property, including without
                                   limitation, inventory, equipment, accounts receivable, trademarks, copyrights, other rights to payment and general intangibles.

GUARANTOR                          All indebtedness of Borrower to CNB shall
                                   be guaranteed by Harvey Comics
                                   Entertainment, Inc., and shall be evidenced by and subject to a Continuing Guaranty agreement in form and substance satisfactory to CNB. Guarantor shall supply quarterly and yearly financial information in such form as CNB shall request, as well as yearly tax returns.

REPRESENTATIONS AND WARRANTIES,    Such as are customary in CNB's documentation
COVENANTS, EVENTS OF DEFAULT       for facilities and financings of this type.
AND MISCELLANEOUS PROVISIONS

FEES AND EXPENSES                  Whether or not loan documentation is agreed
                                   to and whether or not any loan hereunder or thereunder is made, Borrower will pay all of CNB's expenses incurred in connection with the negotiation and documentation of this Facility and the preparation, administration and enforcement of this
                                   Commitment Letter, the loan documents and the Facility (including all fees, expenses and allocated expenses of CNB's in-house or outside counsel).

FURTHER ASSURANCES                 Immediately following any request by CNB,
                                   Borrower shall provide to CNB such further documents, instruments, opinions and assurances as may be requested from time to time by CNB in connection with the Facility.
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Mr. Michael Hope
Harvey Comics, Inc.
March 31, 1999
Page 3



CNB reserves the right in its sole discretion to cancel its commitment to make the Facility available and to terminate its obligations hereunder (a) upon the occurrence of any material adverse change in the financial condition of Borrower or any guarantor, including, without limitation, Borrower's or any guarantor's default on any other obligation Borrower or any guarantor may have to CNB unrelated to this Commitment Letter; or (b) in the event that loan documentation for the Facility is not executed by Borrower and CNB by April 9, 1999.

This Commitment Letter is provided to you solely for the purpose described herein and may not be disclosed to or relied upon by any other party without CNB's prior written consent.

Kindly indicate your acceptance of this commitment by signing the enclosed copy of this letter and returning it to us by 3:00 p.m. on April 2, 1999. This commitment shall expire without further notice, unless we have received Borrower's executed copy by that time.


Sincerely,


CITY NATIONAL BANK, a national
banking association

By:  /s/ NORMAN B. STARR
   -----------------------------------------
   Norman B. Starr
   Vice President



Accepted and Agreed this 2nd day of
April, 1999.



Harvey Comics, Inc.


By:     /s/ M. S. Hope
   -----------------------------------------
Title:  Chief Financial Officer